                                       GUARANTY


    For the purpose of inducing Papnet of Ohio, Inc. (hereinafter referred to as "Lender") to lend money or advance credit to, or renew, extend or forbear from demanding immediate payment of the Obligations (as such term is defined below) of Cytology West, Inc. (hereinafter referred to as "Debtor") the undersigned (hereinafter referred to as "Guarantor"), hereby unconditionally guarantees the prompt and full payment to Lender when due, whether by acceleration or otherwise, of all Obligations for which Debtor is now or may hereafter become liable to Lender.

    The word "Obligations" means all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees and the like) of Debtor to Lender pursuant to that certain Loan Agreement and related loan documents dated March 14, 1996.

    Guarantor hereby promises that if the Obligations are not paid promptly when due, upon request of Lender he will pay the Obligations to Lender, irrespective of any action or lack of action on Lender's part in connection with the acquisition, perfection, possession, enforcement or disposition of any or all Obligations or any or all security therefor or otherwise, and further irrespective of any invalidity in any or all Obligations, the unenforceability thereof or the insufficiency, invalidity or unenforceability of any security therefor.

    Guarantor waives notice of any and all acceptances of this Guaranty. Lender's rights hereunder shall be reinstated and revived, and this Guaranty shall be fully enforceable, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender as a result of the bankruptcy, insolvency or reorganization of Debtor, Guarantor, or any other person, or as a result of any other fact or circumstance, all as though such amount had not been paid.

    Guarantor waives presentment, demand, protest, notice of protest and notice of dishonor or other nonpayment of any and all Obligations and further waives notice of sale or other disposition of any collateral or security now held or hereafter acquired by Lender. Guarantor agrees that no extension of time, whether one or more, nor any other indulgence granted by Lender to Debtor, or to Guarantor, and no omission or delay on Lender's part in exercising any right against, or in taking any action to collect from or pursue Lender's remedies against Debtor or Guarantor, will release, discharge or modify the duties of Guarantor. Guarantor agrees that Lender may, without notice to or further consent from Guarantor, release or modify any collateral, security or other guaranties now held or hereafter acquired, or substitute other collateral, security or other guaranties, and no such action will release, discharge or modify the duties of Guarantor hereunder. Guarantor further agrees that Lender will not be required to pursue or exhaust any of its rights or remedies against Debtor or Guarantor, with respect to payment of any of the Obligations, or to pursue, exhaust or preserve any of its rights or remedies with respect to any collateral, security or other guaranties given to secure the Obligations, or to take any action of any sort, prior to demanding payment from or pursuing its remedies against Guarantor.

    Guarantor shall not be liable to Lender hereunder for more than $300,000 in principal amount of the Obligations, plus interest, late charges, collection costs, attorneys' fees and the like as provided for in the Obligations. Nothwithstanding the foregoing limitation, Lender may permit the Obligations of Debtor to exceed the liability of Guarantor to Lender hereunder.

    Guarantor agrees that any legal suit, action or proceeding arising out of or relating to this Guaranty may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio; waive any objection which he may have now or hereafter to the venue of any such suit, action or proceeding; and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

WAIVER OF RIGHT TO TRIAL BY JURY

GUARANTOR ACKNOWLEDGES THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN GUARANTOR AND LENDER, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS GUARANTY ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS GUARANTY OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

    Guarantor hereby authorizes any attorney at law to appear for him in any action on any or all Obligations guaranteed hereby at any time after such Obligations become due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio or elsewhere, to waive the issuing and service of process against, and confess judgment against Guarantor in favor of Lender for the amount that may be due, including interest, late charges, collection costs, attorneys' fees and the like as provided for in said Obligations, and costs of suit, and to waive and release all errors in said proceedings and judgments, and all petitions in error and rights of appeal from the judgments rendered. The attorney at law authorized hereby to appear for the Guarantor may be an attorney at law representing the Lender, and Guarantor hereby expressly waives any conflict of interest that may exist by virtue of such representation.

    If any Obligation of Debtor is assigned by Lender, this Guaranty will inure to the benefit of Lender's assignee, and to the benefit of any subsequent assignee, to the extent of the assignment or assignments, provided that no assignment will operate to relieve Guarantor from any duty to Lender hereunder with respect to any unassigned Obligation. In the event that any one or more of the provisions contained in this Guaranty or any application thereof shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other applications thereof shall not in any way be affected or impaired thereby. This Guaranty shall be construed in accordance with the laws of the State of Ohio.

    As security for payment by Guarantor hereunder, Guarantor has, by a Security Agreement of even date, granted Lender a security interest in certain property of (hereinafter the


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

"Collateral").Lender shall not be bound to take any steps necessary to preserve any rights in the Collateral against prior parties. If any Obligations hereunder are not paid when due, Lender may, at its option, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to the Collateral, and shall have the rights of a secured party under the law of the State of Ohio. Guarantor shall be liable for any deficiency.

    Executed and delivered at Las Vegas, Nevada this 4th day of April, 1996.


                               GUARANTOR:



                             /s/ CARL A. GENBERG
                             -------------------------------------------------
                                         Carl A. Genberg


WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


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